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                       Securities and Exchange Commission
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):        June 21, 1996
                                                  -----------------------------


                         FPA MEDICAL MANAGEMENT, INC.
- --------------------------------------------------------------------------------
              (Exact Name of Registrant as Specified in Charter)


       Delaware                       0-24276                33-0604264
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 (State or Other Juris-          (Commission File           (IRS Employer
diction of Incorporation)             Number)            Identification No.)


        2878 Camino del Rio South
              Suite 301
          San Diego, California                            92108
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        (Address of Principal                           (Zip Code)
         Executive Offices)



                                (619) 295-7005
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             (Registrant's Telephone Number, Including Area Code)



                                Not Applicable
- --------------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

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Item 2. Acquisition or Disposition of Assets.

        On June 21, 1996, the Registrant completed the acquisition of all of the outstanding stock of Physicians First, Inc., a wholly owned subsidiary of Physician Corporation of America ("PCA") operating 40 primary care clinics in Florida. The clinics have approximately 125 primary care physicians which provide services to approximately 80,000 enrollees in PCA's health plans. As consideration for the acquisition and a related agreement not to compete, the Registrant paid approximately $23 million, comprised of $15 million in a note payable by the Registrant, 525,000 shares of the Registrant's common stock and warrants to purchase up to 250,000 shares of the Registrant's common stock.

Item 5. Other Events.

        On June 28, 1996, the Registrant entered into a stock and note purchase agreement with Foundation Health Corporation and certain of its affiliates (collectively, "Foundation") to acquire all of the outstanding stock of Foundation Health Medical Services, a California corporation ("FHMS") and FHMG/TDMC Medical Group, a California Professional Corporation ("Holding Company"). FHMS provides facilities management, non-physician healthcare professionals and other administrative and management services to Holding Company and its subsidiaries. Holding Company holds the stock of Foundation Health Medical Group, Inc., a California Professional Corporation and Thomas Davis Medical Centers, P.C., an Arizona Professional Corporation. The Registrant also acquired from Foundation all of the outstanding stock of two affiliated independent practice associations, one in Arizona and one in Florida. As consideration for the acquisitions, the Registrant is expected to pay approximately $220 million, comprised of $5 million in cash, $75 million in common stock of the Registrant and $140 million in notes. The source of the cash payment is expected to be working capital. The acquisition will be accounted using the purchase method of accounting. The acquisition is expected to close on or about October 1, 1996, subject to the receipt of regulatory approvals and satisfaction of certain other conditions.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

        (a) Financial statements of businesses acquired (It is impracticable for the Registrant to provide the required financial statements; the Registrant will file such financial statements as soon as practicable, but not later than 60 days after a Report on Form 8-K with respect to the PCA acquisition must be filed.).

        (b) Pro forma financial information (It is impracticable for the Registrant to provide the required financial statements; the Registrant will file such financial statements as soon as practicable, but not later than 60 days after a Report on Form 8-K with respect to the PCA acquisition must be filed.).

        (c)  Exhibits

             10 Stock and Note Purchase Agreement among, inter alia, the Registrant and Foundation, dated as of June 28, 1996.

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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              FPA MEDICAL MANAGEMENT, INC.
                                      (Registrant)

                          /s/ Steven M. Lash
                         -------------------------------------------------
Date:  July 2, 1996      By:  Steven M. Lash
                              Title:  Executive Vice President and Chief
                                      Financial Officer

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                                 EXHIBIT INDEX

Exhibit No.               Description
- -----------               -----------
    10                    Stock and Note Purchase Agreement among, inter alia,
                          the Registrant and Foundation, dated as of June 28, 1996.